Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As independent registered public accountants, we hereby consent to the incorporation by reference in the registration statements on Form S-3 (File Nos. 333-289868, 333-290248) and Form S-8 (File No. 333-290229) of our report dated March 30, 2026, relating to the consolidated financial statements of Nakamoto Inc. (formerly known as Kindly MD, Inc.), which appears in this Form 10-K.

We also consent to the reference of our firm under the caption “Experts” in the registration statement.

/s/ Sadler, Gibb and Associates, LLC

Draper, UT

March 30, 2026